UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 2, 2018

ANDES 7 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55491	47-4683655
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

424 Clay Street, Lower Level, San Francisco, CA 94111

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415 463 7827

(ISSUER TELEPHONE NUMBER)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2018, Dr. Eric Chin Tek Mun, resigned as our Chief Operations Officer. There were no disagreements between the Company and Dr. Mun. Dr. Mun’s resignation letter is filed as an exhibit on this Current Report on Form 8-K. On July 9, 2018, the Company (“ANDES 7 Inc.”) hired Choon Moh Khor, as our new Chief Operations Officer.

Biographical Information for Choon Moh Khor, aged 60, Chief Operations Officer.

Choon Moh Khor began his career as a machine operator for a plastics company in 1978 and has 40 years experience in customer network operations, marketing, brand building, and general management. Over the course of his experience, he has worked in various positions for companies such as Toyo Ink Sdn. Bhd., Kwong Lee Hang Sdn. Bhd, PEC Engineering Sdn. Bhd, British-American Insurance, Automobile Rust Hunter Sdn. Bhd, Pearl Jojoba Sdn. Bhd, Cyber-Trend Marketing Sdn. Bhd,and Yzon Distribution & Marketing Sdn. Bhd.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
17.3	Resignation Letter, Dr. Eric Chin Tek Mun, dated May 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 7 Inc.

By: /s/ Andrew Khor Poh Kiang

Name: Andrew Khor Poh Kiang

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

Date: July 10, 2018

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